Fuel Systems Solutions Granted Ship to Commerce Decision from GM

- Records Revenue in 2012 from Bi-fuel Pickup Trucks Shipped in December -

-Reaffirms 2012 Revenue Outlook -

- GM Expands CNG Cargo Van Contract to Include Extended Wheel Base Lengths in 2013 -

NEW YORK, N.Y., January 22, 2013 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) received in late December a Ship to Commerce (STC) decision from GM to begin deliveries of bi-fuel pickup trucks converted in its Union City, Indiana OEM conversion center using Fuel Systems' natural gas components. GM's Fleet and Commercial department forwards the bi-fuel pickups to its dealer network according to orders status.

Mariano Costamagna, Fuel Systems' CEO, said, "Obtaining GM's decision to release the vehicles required the completion of an extensive development, testing, validation and approval process. We are proud of this accomplishment, which marks the commercial launch of bi-fuel pickups manufactured through our program with GM. The availability of a fully integrated OEM CNG bi-fuel solution is a market milestone establishing Fuel Systems as a technology leader in the fast evolving North American alternative fuels market, providing fleet customers with a pickup option that meets rigorous performance standards."

Fuel Systems recorded revenue from the deliveries in 2012. Given this and results from major markets served, the company reaffirms its outlook for full year 2012 revenue within its previously announced outlook range. The company will present its full financial results when it reports the 2012 fourth quarter in March.

Additionally, Fuel Systems has received from GM a new 2013 contract that expands the CNG product offering for this year to include both the regular (135-inch / 3,429-mm) and extended (155-inch / 3,937-mm) wheelbase lengths for the Express and Savana Cargo Vans.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company's outlook for 2012, as well as its position in the market place, the success of products and the success and integration of recent acquisitions and organizational changes. Such statements represent only our opinions and predictions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to a further slowing of economic activity, our ability to integrate recently acquired businesses and to realize the expected synergies; our ability to reduce our cost structure and expenses as anticipated; the unpredictable nature of the developing alternative fuel US automotive market; unanticipated economic uncertainties caused by political instability in certain of the local markets we do business in; the growth of non-gaseous alternative fuel products and other new technologies; currency rate fluctuations and devaluations; our ability to promptly realign costs with current market conditions; unanticipated litigations; potential changes in tax policies and government incentives and their effort on the economic benefits of our products to consumers; the continued weakness in financial and credit markets and the economy; and the repeal or implementation of government regulations relating to reducing vehicle emissions. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2011. The Company does not undertake to update or revise any of its forward-looking statements.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems' components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company's advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. Additional information is available at www.fuelsystemssolutions.com.

Investor Relations Contacts:

LHA

Carolyn M. Capaccio

ccapaccio@lhai.com

Cathy Mattison

cmattison@lhai.com (415) 433-3777